EXHIBIT 11

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 17, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders ("Annual Report") of Vista Equity Income Fund, Vista Small Cap Opportunities Fund, Vista Growth and Income Fund and Vista Capital Growth Fund (separately managed portfolios of Mutual Fund Group), and of our report dated December 17, 1997, relating to the financial statements of Capital Growth Portfolio and Growth and Income Portfolio appearing in the Annual Report, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
December 23, 1997